NOTICE OF TERMINATION OF OFFERING AND
               REMOVAL OF SHARES FROM REGISTRATION




    Conestoga Enterprises, Inc. hereby removes from registration 142,706 shares of its $5.00 par value common stock and the Conestoga Telephone and Telegraph Company Employee Stock Purchase Plan (the "Plan") registered under Registration Number 33-6380 in accordance with Undertaking Number 3 of the Form S-8 Registration Statement filed on
    June 11, 1986. Pursuant to the Conestoga Telephone and Telegraph Company Employee Stock Purchase Plan approved by the shareholders of Conestoga Telephone and Telegraph Company ("CT&T") on May 3, 1986, 100,000 shares were offered to the CT&T's employees, which increased to 200,000 shares as the result of a two-for-one stock split effective August 1, 1988. 57,294 shares were sold pursuant to five (5) offerings under the Plan. The Plan was terminated as of August 31, 1997, after the closing date of the fifth offering under the Plan. 142,706 shares registered under the Plan remained unissued after the termination of the Plan.

       As filed with the Securities and Exchange Commission
                       on December 24, 1997
                     Registration No. 33-6380



                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



            POSTEFFECTIVE AMENDMENT NO. 6 TO FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933




                   CONESTOGA ENTERPRISES, INC.

          Pennsylvania                              23-256-5087
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

202 East First Street, Birdsboro, Pennsylvania                 19508
(Address of Principal Executive Offices)                      (Zip Code)

THE CONESTOGA TELEPHONE AND TELEGRAPH COMPANY EMPLOYEE STOCK PURCHASE PLAN
                     (Full Title of the Plan)

                    John S. Hibschman, Esquire
                      Miller and Murray, LLP
                           P.O. Box 942
                         542 Court Street
                 Reading, Pennsylvania 19603-0942
                  Birdsboro, Pennsylvania 19508
             (Name and Address of Agent for Service)

                          (610) 376-6651
  (Telephone Number, Including Area Code, of Agent for Service)SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Posteffective Amendment No. 6 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, County of Berks and Commonwealth of Pennsylvania, on the 23rd day of December, 1997.

                           CONESTOGA ENTERPRISES, INC.

                            By:/s/ John R. Bentz
                           John R. Bentz, President


 Pursuant to the requirements of the Securities Act of 1933, this Posteffective Amendment No. 6 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undesigned hereby also certify that to the best of their knowledge and belief the Issuer meets all of the requirements for filing of Form S-8.


   Signature                     Title                     Date

/s/ F. M. Brown           Chairman of the Board              12/23/97
F. M. Brown               and a Director


/s/ John R. Bentz         President and a Director           12/23/97
John R. Bentz


/s/ James H. Murray       Vice President and a Director      12/23/97
James H. Murray


/s/ Kenneth A. Benner     Secretary/Treasurer and a          12/23/97
Kenneth A. Benner         Director


/s/ Albert H. Kramer      Executive Vice President           12/23/97
Albert H. Kramer


/s/ Donald R. Breitenstein  Controller and a Director        12/23/97
Donald R. Breitenstein      (principal accounting officer)


/s/ Robert E. Myers       Director                           12/23/97
Robert E. Myers


/s/ Jean M. Ruhl          Director                           12/23/97
Jean M. Ruhl


/s/ John M. Sausen        Director                           12/23/97
John M. Sausen


/s/ Richard G. Weidner    Director                           12/23/97
Richard G. Weidner


     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Posteffective Amendment No. 6 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, County of Berks and Commonwealth of Pennsylvania, on the 23rd day of December, 1997.

                       THE CONESTOGA TELEPHONE AND TELEGRAPH
                       COMPANY EMPLOYEE STOCK PURCHASE PLAN

                                  By:/s/ John R. Bentz
                                  John R. Bentz
                                  Chairman of Administration Committee

     Pursuant to the requirements of the Securities Act of 1933, this Posteffective Amendment No. 6 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                     Title                     Date

/s/ John R. Bentz             Chairman of the                    12/23/97
John R. Bentz                 Administration Committee


/s/ Robert R. Mattson         Member of the                      12/23/97
Robert R. Mattson             Administration Committee


/s/ James H. Murray           Member of the                      12/23/97
James H. Murray               Administration Committee